UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2022, the stockholders of Luminar Technologies, Inc. (the “Company”) approved an amendment to the Company’s 2020 Equity Incentive Plan to increase in the number of shares of Class A common stock authorized for issuance thereunder and to add an automatic annual share reserve increase provision (as amended, the “Amended Plan”), as described in more detail in the Company’s definitive proxy statement filed with the SEC on May 6, 2022. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 7, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected two directors to the Company’s board of directors; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) approved, on an advisory (non-binding) basis, the compensation of the named executive officers; (4) approved, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation; and (5) approved amendment and restatement of the Luminar Technologies, Inc. 2020 Equity Incentive Plan to increase the authorized share reserve and add an automatic annual share reserve increase provision. A total of 1,095,650,904 votes, or 89.41% of the Company’s common stock votes outstanding as of the record date of April 13, 2022, were represented in person or by proxy at the Annual Meeting. The matters voted on by the Company’s stockholders and the voting results are as follows:
1. Election of Directors. Both nominees for director were elected as Class II directors to the Company’s board of directors to serve until the Company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alec E. Gores	999,352,993	14,414,026	81,883,885
Matthew J. Simoncini	994,021,412	19,745,607	81,883,885
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The appointment of Deloitte & Touche LLP was ratified.

Votes For	Votes Against	Abstained
1,093,754,793	542,563	1,353,548
3. Advisory vote on executive compensation. The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
1,010,271,695	3,152,237	343,087	81,883,885
4. Advisory vote on the frequency of advisory votes on executive compensation. The Company’s stockholders voted, on an advisory basis, on the frequency with which the Company will hold an advisory vote on the compensation of its named executive officers. The proposal received the following votes:

One Year	Two Years	Three Years	Abstained
1,012,833,129	200,383	304,347	429,160
Based on these results, and consistent with the Company’s recommendation, the board of directors has determined that the Company will hold an advisory vote on executive compensation every year.

5. Amend and Restate 2020 Equity Incentive Plan. The Company’s stockholders approved the amendment and restatement of the Luminar Technologies, Inc. 2020 Equity Incentive Plan to increase the authorized share reserve and add an automatic annual share reserve increase provision. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
989,931,297	23,482,930	352,792	81,883,885
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan.
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: June 8, 2022	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer